UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 15, 2007

TMT CAPITAL CORPORATION
(Exact name of registrant as specified in charter)

Florida	000-50104	85-0412495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1890 Kentucky Avenue, Winter Park, FL32789
(Address of principal executive offices)

(407) 622-5999
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 15, 2007, TMT Capital Corporation (“TMT”) signed a merger agreement with Freedom Wireless Corporation (“FWC”), a Florida company that owns certain patent pending technologies in the wireless communication industry, including GSM,VOIP, Wi-Fi, PSTN interoperability aimed at the cellular market.  Under the terms of the merger agreement, TMT Capital Corporation will receive 51% of FWC’s common stock (37,418,778 shares of FWC common stock) and options to purchase an additional 4,000,000 shares for FWC common stock, in exchange for 30,000,000 shares of TMT common stock.  Upon the closing of the transaction, which is to take place after certain conditions are met, Manny Vierra, president of FWC, will be appointed to the board of directors of TMT.

Item 9.01

Financial Statements and Exhibits

Exhibit 10.21

Merger Agreement between TMT Capital Corporation and Freedom Wireless Corporation dated August 15, 2007

Exhibit 99.1

Press Release of TMT Capital Corporation dated August 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMT CAPITAL CORPORATION

Date: August 16, 2007	By:	/s/ Tania M. Torruella
TANIA M. TORRUELLA
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit 10.21

Merger Agreement between TMT Capital Corporation and Freedom Wireless Corporation dated August 15, 2007

Exhibit 99.1

Press Release of TMT Capital Corporation dated August 16, 2007